Exhibit 4.1

ELLINGTON FINANCIAL LLC

COMMON SHARES

No.	CUSIP No.:

In accordance with the Amended and Restated Operating Agreement of Ellington Financial LLC, as amended, supplemented or restated from time to time (the “Operating Agreement”), Ellington Financial LLC, a Delaware limited liability company (the “Company”), hereby certifies that                      (the “Holder”) is the registered owner of                      Common Shares in the Company transferable on the books of the Company, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. The rights, preferences and limitations of the Common Shares are set forth in, and this Certificate and the Common Shares represented hereby are issued and shall in all respects be subject to the terms and provisions of the Operating Agreement. Copies of the Operating Agreement are on file at, and will be furnished without charge on delivery of written request to the Company at, the principal office of the Company located at 53 Forest Avenue, Old Greenwich, CT 06870 or such other address as may be specified by notice under the Operating Agreement. Capitalized terms used herein but not defined shall have the meanings given them in the Operating Agreement.

The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Member and to have agreed to comply with and be bound by the Operating Agreement, (ii) granted the powers of attorney provided for in the Operating Agreement and (iii) made the waivers and given the consents and approvals contained in the Operating Agreement.

This Certificate shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflict of laws thereof.

This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

Countersigned and Registered By:	ELLINGTON FINANCIAL LLC

American Stock Transfer & Trust Company, as Transfer Agent and Registrar	By:

Name: Paul A. Asaro
Title: Chief Financial Officer and Secretary
By: